SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☑	Definitive information statement

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UNIFY CORPORATION
(Name of Registrant as Specified in Its Charter)

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UNIFY CORPORATION
1420 Rocky Ridge Drive, Suite 380
Roseville, California 95661

August 10, 2010

NOTICE OF ACTION BY HOLDERS
OF A MAJORITY OF OUTSTANDING SHARES

Dear Stockholder:

The enclosed Information Statement is being furnished to holders of shares of common stock, par value $0.001 per share, of Unify Corporation, a Delaware corporation, to notify you of an action taken by written consent of holders of a majority of the outstanding shares of our common stock.

On June 29, 2010, we acquired Strategic Office Solutions, Inc., a California corporation (“Daegis”), by merging a newly-formed, wholly-owned subsidiary of Unify with and into Daegis. As consideration for the Daegis acquisition, we paid the Daegis shareholders $24.0 million in cash, issued the Daegis shareholders 2,085,714 shares of our common stock in a private placement and issued the Daegis shareholders $6.2 million in convertible promissory notes. To finance the cash portion of the purchase price for Daegis, we entered into a $30.0 million senior credit agreement between Unify and Hercules Technology II, L.P. as senior lender. In connection with the Hercules credit agreement, we issued Hercules a warrant to purchase 718,860 shares of our common stock. The purpose of the Information Statement is to notify our stockholders that on June 25, 2010, we received written consent of holders representing 5,844,473 shares of our common stock (55.35% of our issued and outstanding shares of common stock), approving:
  the issuance of 1,771,429 shares of our common stock issuable upon conversion of the $6.2 million in convertible notes issued to the Daegis shareholders; and

  the issuance of 718,860 shares of our common stock issuable upon exercise of the warrant issued to Hercules as part of the senior credit facility.
The enclosed Information Statement is being furnished to you to notify you of the foregoing actions by written consent of holders of a majority of the outstanding shares of our common stock. The consents that we received constitute the only stockholder approvals required for the above-described transactions under the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws. Our Board of Directors is not soliciting your proxy in connection with the transactions and proxies are not being requested from stockholders. The conversion of the convertible notes and the exercise of the warrant will not be effected before a date that is at least 20 calendar days after the date that the Information Statement is mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by holders of a majority of the outstanding shares of our common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

We are mailing this Notice and the accompanying Information Statement to holders of our common stock on or about August 10, 2010.

Sincerely,

Todd E. Wille
President and Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

UNIFY CORPORATION
1420 Rocky Ridge Drive, Suite 380
Roseville, California 95661

INFORMATION STATEMENT

General

This Information Statement is being furnished to holders of shares of common stock, par value $0.001 per share, of Unify Corporation to notify you of a written consent received from holders of a majority of the outstanding shares of our common stock.

On June 29, 2010, we acquired Strategic Office Solutions, Inc., a California corporation (“Daegis”), by merging a wholly owned subsidiary of Unify with and into Daegis. Daegis is an electronic discovery and litigation support solutions provider with an expansive software and professional services offering that includes data collection, eDiscovery analytics, project management, cost-burden analysis and litigation readiness. We acquired Daegis because we believe that the combination of our archive repository and Daegis’ eDiscovery services and technology will facilitate a new data management offering for corporate legal departments and law firms; and that the combination of complementary solutions will allow clients to strategically manage their data within their firewalls, use Daegis analytic tools to benefit from intelligent selection of responsive data early in the litigation process, and preserve and repurpose valuable attorney work-product across multiple matters.

As consideration for the acquisition of Daegis, we paid the shareholders of Daegis $24.0 million in cash and, in a private placement, issued these shareholders $6.2 million in convertible promissory notes (the “Convertible Notes”) and 2,085,714 shares of our common stock. We have agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the shares issued to the Daegis shareholders and the shares issuable upon conversion of the Convertible Notes. Each of the merger agreement pursuant to which we acquired Daegis and the registration rights agreement pursuant to which we have agreed to register these shares was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on July 1, 2010.

In order to finance the acquisition of Daegis, on June 29, 2010 we also entered into a $30.0 million senior credit agreement (the “Credit Agreement”) with Hercules Technology Fund II, L.P. (“Hercules”). The Credit Agreement includes a $24.0 million term loan and a $6.0 million revolving credit facility. The term and revolving facilities each mature on June 29, 2015. As consideration for Hercules’ agreement to enter into the Credit Agreement, we issued Hercules a warrant to purchase 718,860 shares of our common stock, at an initial exercise price of $3.30 per share (the “Hercules Warrant”). Each of the Credit Agreement pursuant to which we issued the Hercules Warrant and the registration rights agreement pursuant to which we have agreed to register the shares issuable upon exercise of the Hercules Warrant was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on July 1, 2010.

The purpose of this Information Statement is to notify our stockholders that on June 25, 2010, we received written consents from holders of 5,844,473 shares of our common stock (55.35% of our issued and outstanding common stock), approving:
  the issuance of 1,771,429 shares of our common stock that could be issued upon conversion of the $6.2 million in Convertible Notes; and

  the issuance of shares of our common stock issuable upon exercise of the Hercules Warrant.
We are mailing the Notice of Action by the Holders of a Majority of the Outstanding Shares (the "Notice") and this Information Statement to all holders of record of our common stock on the close of business on June 25, 2010, which is the record date for the actions taken pursuant to the June 25, 2010 written consent. On June 25, 2010, we had 10,558,613 shares of our common stock outstanding. Each share of common stock is entitled to one vote.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the actions approved by holders of a majority of our issued and outstanding common stock on June 25, 2010 will not become effective until at least 20 calendar days after the date that we mail the Notice and this Information Statement to our stockholders. We expect that the Convertible Notes will be converted shortly after the approved actions become effective. The Hercules Warrant may or may not be exercised at the holder’s election after the approved actions become effective, but must be exercised prior to its expiration on June 29, 2020.

The General Corporation Law of the State of Delaware does not provide for appraisal or similar statutory rights as a result of the actions being taken.

We will pay the costs of preparing and mailing the enclosed Notice and this Information Statement to our stockholders. We are mailing the Notice and this Information Statement to holders of our common stock on or about August 10, 2010. We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Unify Corporation, 1420 Rocky Ridge Drive, Suite 380; Roseville, California 95661; Attention: Investor Relations.

All references to "Unify," "we," "our," "ours" and "us" and similar terms are to Unify Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Information Statement is August 10, 2010.

NASDAQ Stockholder Approval Requirements

Pursuant to NASDAQ Rule 5635, we are required to receive stockholder approval before we consummate an acquisition of stock or assets of another company if the present or potential issuance of common stock or securities convertible into or exercisable for common stock, other than a public offering for cash, may exceed 20% of the voting power or the total shares outstanding on a pre-transaction basis. The 2,085,714 shares of common stock issued as part of the merger consideration represented approximately 19.75% of Unify’s common stock issued and outstanding prior to the acquisition of Daegis, but the shares issuable upon conversion of the Convertible Notes and exercise of the Hercules Warrant represented 16.78% and 6.8%, respectively, of the Unify common stock issued and outstanding prior to the Daegis transaction. In order to comply with Rule 5635 without delaying the acquisition of Daegis, holders of a majority of the issued and outstanding shares of our common stock, acting by written consent on June 25, 2010, approved the issuance of up to 1,771,429 shares of our common stock upon conversion of the Convertible Notes, and the issuance of 718,860 shares of our common stock (subject to certain anti-dilution adjustments) upon exercise of the Hercules Warrant, and each of the former Daegis shareholders and Hercules, respectively, agreed that the Convertible Notes may not be converted, and the Hercules Warrant may not be exercised, until at least 20 days after this Notice and Information Statement are sent to our stockholders.

Registration Rights

Pursuant to the registration rights agreement dated as of June 29, 2010, between us, the former Daegis shareholders and Hercules, we have agreed to register for resale the shares of our common stock issued to the Daegis shareholders as merger consideration and the shares of our common stock issuable at conversion of the Convertible Notes and exercise of the Hercules Warrant. A copy of the registration rights agreement was filed with our Current Report on Form 8-K filed with the SEC on July 1, 2010, and which is available at the SEC’s website at www.sec.gov.

Summary of Agreements

Below is a summary of the Convertible Notes issued to the former Daegis shareholders and the Hercules Warrant. A copy of the form of Convertible Notes and a copy of the form of Hercules Warrant were filed with our Current Report on Form 8-K filed with the SEC on July 1, 2010, and which is available at the SEC’s website at www.sec.gov.

Convertible Notes

As part of the merger consideration delivered to the Daegis shareholders, we issued to the former Daegis shareholders Convertible Notes in the aggregate principal amount of $6.2 million. $5.0 million of the Convertible Notes were designated as “purchase notes” and were issued directly to the former Daegis shareholders. $1.2 million of the Convertible Notes was designated as an “indemnity note” and was issued to U.S. Bank, N.A., to hold in escrow for a period of eighteen months from the date of issuance to secure Unify’s indemnity claims under the merger agreement. The indemnity note and purchase notes are described below.

Indemnity Note

On June 29, 2010, the indemnity note was issued to U.S. Bank, N.A., as escrow agent, for the benefit of the former Daegis shareholders. Pursuant to the terms of the merger agreement, the principal amount of the indemnity note (and/or the shares of common stock into which it is converted) is subject to set-off for any indemnity claims Unify may have under the merger agreement. Also pursuant to the terms of the merger agreement, the former Daegis shareholders agreed that Kurt A. Jensen, a Daegis founder and its former CEO, would act as shareholders’ representative for purposes of negotiating and resolving any indemnity claims that Unify might have under the merger agreement against the former Daegis shareholders. Effective as of the consummation of the merger, Mr. Jensen agreed to serve as Unify’s chief operating officer and he is presently serving in this position. The indemnity note:
  is due and payable, if not earlier converted or paid, on September 29, 2015;

  until the note is converted, bears interest at a rate of three percent (3%) per annum for the first eighteen months that the note is outstanding, and thereafter bears interest at eight percent (8%) per annum, provided that during the continuance of an event of default the interest rate increases to thirteen percent (13%);

  is subordinated in all respects to the obligations under the Credit Agreement and no principal or interest payments may be made on the indemnity note until the obligations under the Credit Agreement are satisfied;

  may be prepaid by Unify at any time (with the consent of Hercules if the obligations under the Credit Agreement have not been satisfied prior to the prepayment);

  may, on the twenty-first day after we have sent our stockholders this Notice and Information Statement, be converted into shares of our common stock at the election of either Unify or the holder of the indemnity note, at a conversion price of $3.50 per share if the conversion occurs prior to the first anniversary of the date of issuance, and the twenty day volume weighted average trading price of our common stock for the twenty trading days ending two trading days prior to the date of the notice of conversion if conversion is elected after the first anniversary of the date of issuance; and

  includes as events of default: a failure to pay amounts owed under the note when due; sale of any substantial part of our assets or entry into a business combination or plan of liquidation; an event of default continues for more than sixty (60) days with respect to our obligations under the Credit Agreement; we file for bankruptcy or are the subject of an involuntary bankruptcy petition that is not dismissed within thirty (30) days, or we otherwise are declared to be or admit to being insolvent.

Purchase Note

On June 29, 2010, $5.0 million in the aggregate principal amount of purchase notes were issued to the former Daegis shareholders. Pursuant to the terms of the merger agreement, the principal amount of the purchase notes (and/or the shares of common stock into which they are converted) is subject to set-off for working capital adjustments resulting from the final calculation of the closing date working capital for the acquisition of Daegis, but the notes are not otherwise subject to set-off. The purchase notes:
  are due and payable, if not earlier converted or paid, on September 29, 2015;

  until the notes are converted, bear interest at a rate of eight percent (8%) per annum, provided that during the continuance of an event of default the interest rate increases to thirteen percent (13%);

  are subordinated in all respects to the obligations under the Credit Agreement and no principal or interest payments may be made on the purchase notes until the obligations under the Credit Agreement are satisfied;

  may be prepaid by Unify at any time (with the consent of Hercules if the obligations under the Credit Agreement have not been satisfied prior to the prepayment);

  may, on the twenty-first day after we have sent our stockholders this Notice and Information Statement, be converted into shares of our common stock at the election of either Unify or the holder of a purchase note at a conversion price of $3.50 per share if the conversion occurs prior to the first anniversary of the date of issuance, and the twenty day volume weighted average trading price of our common stock for the twenty trading days ending two trading days prior to the date of the notice of conversion if conversion is elected after the first anniversary of the date of issuance; and

  include as events of default: a failure to pay amounts owed under the notes when due; sale of any substantial part of our assets or entry into a business combination or plan of liquidation; an event of default continues for more than sixty (60) days with respect to our obligations under the Credit Agreement; we file for bankruptcy or are the subject of an involuntary bankruptcy petition that is not dismissed within thirty (30) days, or we otherwise are declared to be or admit to being insolvent.
Hercules Warrant

In connection with the Credit Agreement, we issued the Hercules Warrant to purchase 718,860 shares of our common stock to Hercules. Among other terms:
  the Hercules Warrant expires at the close of business on June 29, 2020 if not earlier exercised;

  the Hercules Warrant has an initial exercise price of $3.30 per share, which exercise price, subject to certain exceptions for issuances of shares under employee benefit plans or in connection with acquisitions, is subject to “full ratchet” anti-dilution adjustment for issuances of our common stock at a price less than the exercise price until June 29, 2011, and thereafter is subject to “weighted average” anti-dilution adjustment for issuances of our common stock at a price less than the exercise price in effect at the time of the issuance;

  the Hercules Warrant may be exercised either by payment of the exercise price or by “cashless” exercise;

  the holder of the Hercules Warrant is entitled to delivery of certain periodic information from Unify, including monthly and quarterly financial reports, all SEC filings of Unify, operating projections for each fiscal year and annual updates regarding our largest customers and suppliers; and

  the Hercules Warrant is not exercisable until the twenty-first (21st) day after the date the Notice and Information Statement is sent to our stockholders.

Impact of the Conversion of the Convertible Notes and the Exercise of the Warrant on our Stockholders

The issuance of shares of our common stock upon conversion of the Convertible Notes and the exercise of the Hercules Warrant will cause our stockholders to experience a dilution in net tangible book value per share. In addition, the issuance of the shares will have a dilutive effect on earnings per share and may adversely affect the market price of our common stock.

DESCRIPTION OF UNIFY CAPITAL STOCK

Authorized Capital

As of June 25, 2010, the authorized capital stock of Unify consists of 40,000,000 shares of common stock, $0.001 par value, and 7,931,370 shares of preferred stock, $0.001 par value.

Common Stock

As of June 25, 2010, there were 10,558,613 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to limitations contained in the General Corporation Law of the State of Delaware, our board of directors may declare and pay dividends upon the shares of our capital stock, which dividends may be paid either in cash, Unify securities or other property. In the event of a liquidation, dissolution or winding up of Unify, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of our preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

As of June 25, 2010, 7,931,370 shares of preferred stock were authorized, and no shares were outstanding. Our board of directors has the authority to issue the shares of preferred stock in one or more series. The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. Although it presently has no intention to do so, our board of directors, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of our common stock. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of Unify.

Warrants, Convertible Debt and Earn-Out Shares

As of June 25, 2010, we had outstanding warrants to purchase 626,126 shares of our common stock; we had reserved for issuance 35,262 shares of our common stock that may be issued at conversion of outstanding convertible debt; and we had reserved for issuance 100,000 shares of our common stock that may be issued in the event certain milestones are achieved in the business unit we acquired through the acquisition of AXS-One, Inc. on June 30, 2009.

INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

No person who has been a director or officer of ours at any time since the beginning of the last fiscal year and no associate of any such person has any substantial interest, direct or indirect, by security holdings or otherwise, in the acquisition of Daegis, the consummation of the Credit Agreement, the issuance of our common stock at conversion of the Convertible Notes or the issuance of our common stock at exercise of the Hercules Warrant.

Kurt A. Jensen, founder and former CEO of Daegis, has agreed to serve as, and is presently serving as, Unify’s Chief Operating Officer. Mr. Jensen, indirectly through The Jensen Revocable Trust dated January 25, 2007, holds 1,079,646 shares of our common stock and $3,209,358 of the principal amount of the Convertible Notes, convertible into an additional 916,959 shares of our common stock. A copy of Mr. Jensen’s employment agreement was filed with our Current Report on Form 8-K filed with the SEC on July 1, 2010, and which is available at the SEC’s website at www.sec.gov.

SECURITY OWNERSHIP

The table below shows the beneficial ownership as of June 25, 2010 (unless otherwise specified) of our common stock held by each of the directors, nominees for director, named executive officers, all current directors and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our common stock. Such information is based upon information filed by such persons with the SEC or provided to us by such persons or by other sources believed to be reliable. As of June 25, 2010, we had 10,558,613 shares of common stock outstanding.

	Shares Owned (1)
	Number of	Percentage of
Name of Beneficial Owner	Shares	Class
Directors
Steven D. Whiteman (2)	59,648	*
Tery R. Larrew (3)	60,498	*
Robert J. Majteles (4)	22,011	*
Richard M. Brooks (5)	24,700	*
Robert M. Bozeman (6)	17,444	*
Timothy P. Bacci (7), (16)	879,137	8.32%

Executive Officers
Todd E. Wille (8)	351,118	3.25%
Steven D. Bonham (9)	87,305	*
Frank Verardi (10)	76,826	*
Mark T. Bygraves (11)	79,217	*
Duane V. George (12)	75,638	*
All Directors and Executive Officers as a group (11 persons) (13)	1,733,541	15.48%

5% Stockholders
AWM Investment Company, Inc. (14)	2,437,809	22.15%
c/o Special Situations Funds
153 East 53rd St., 55th Floor
New York, NY 10022-4611

Jurika Family Trust (15)	981,556	9.30%
42 Glen Alpine Rd.
Piedmont, CA 94611

Blue Line Capital Partners (16), (7)	870,084	8.24%
402 Railroad Avenue, Suite 201
Danville, CA 94526

Diker Management LLC (17)	692,700	6.56%
745 Fifth Avenue, Suite 1409
New York, NY 10151

*	Less than 1%

(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on 10,558,613 shares of the Company’s common stock outstanding as of June 25, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days of June 25, 2010, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the individuals in the table may be contacted in care of Unify Corporation, 1420 Rocky Ridge Drive, Suite 380, Roseville, CA 95661.

(2)	Includes 35,000 shares subject to options held by Mr. Whiteman exercisable within 60 days of June 25, 2010.

(3)	Includes 28,000 shares subject to options held by Mr. Larrew exercisable within 60 days of June 25, 2010.

(4)	Includes 16,000 shares subject to options held by Mr. Majteles exercisable within 60 days of June 25, 2010.

(5)	Includes 21,000 shares subject to options held by Mr. Brooks exercisable within 60 days of June 25, 2010

(6)	Includes 17,444 shares subject to options held by Mr. Bozeman exercisable within 60 days of June 25, 2010.

(7)	Includes 5,166 shares subject to options held by Mr. Bacci exercisable within 60 days of June 25, 2010. Mr. Bacci also beneficially owns 870,084 shares indirectly as a managing director of BlueLine Partners, LLC.

(8)	Includes 253,139 shares subject to options held by Mr. Wille exercisable within 60 days of June 25, 2010.

(9)	Includes 79,305 shares subject to options held by Mr. Bonham exercisable within 60 days of June 25, 2010.

(10)	Includes 45,437 shares subject to options held by Mr. Verardi exercisable within 60 days of June 25, 2010.

(11)	Includes 79,217 shares subject to options held by Mr. Bygraves exercisable within 60 days of June 25, 2010.

(12)	Includes 73,204 shares subject to options held by Mr. George exercisable within 60 days of June 25, 2010.

(13)	Includes 652,912 shares subject to options and exercisable within 60 days of June 25, 2010.

(14)	AWM Investment Company, Inc. is a hedge fund management firm based in New York. The firm is owned by David Greenhouse and Austin Marxe. They manage the Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Tech. Fund, L.P., and Special Situations Technology Fund II, L.P.

(15)	Consists of: (i) 940,917 shares of common stock held by Jurika Family Trust U/A 3/17/1989, (ii) 9,699 shares of common stock held by William K. Jurika IRA, and (iii) 52 shares held by Michelle Jurika IRA. William K. Jurika is a private investor.

(16)	BlueLine Capital, LLC is the investment manager for a variety of private investment funds and is based in California. Timothy Bacci and Scott Shuda are the Managing Directors of BlueLine Partners, LLC and they manage BlueLine Capital Partners, L.P., BlueLine Capital Partners II, L.P., BlueLine Capital Partners III, L.P., BlueLine Capital Partners L.L.C., and BlueLine Capital Partners II, L.L.C. Mr. Bacci also beneficially owns 9,053 shares directly.

(17)	Diker Management, LLC is a New York Registered Investment Advisor of certain managed accounts and investment funds.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this Information Statement contains forward-looking statements regarding our expectations regarding certain product and solution offerings we will be able to offer through the combination of Daegis and Unify. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, our ability to successfully integrate the Daegis acquisition and our ability to successfully manage the debt service created by the Credit Agreement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC's website (http://www.sec.gov).

Statements contained in this Information Statement concerning the provisions of any documents are necessary summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

INCORPORATION OF INFORMATION BY REFERENCE

The following documents, which are on file with the SEC (Exchange Act File No. 001-11807) are incorporated in this Information Statement by reference and made a part hereof:

(i)	Current Report on Form 8-K filed July 1, 2010, reporting the acquisition of Daegis by Unify, Unify’s entry into the Credit Agreement and Mr. Jensen’s employment agreement.

(ii)	Unify’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010.

(iii)	All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date hereof shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the SEC prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

We will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to us at the following address: Unify Corporation, 1420 Rocky Ridge Drive, Suite 380; Roseville, California 95661; Attention: Investor Relations. Our telephone number is (916) 218-4700.